UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2021

RARE ELEMENT RESOURCES LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34852	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 271049 Littleton, Colorado	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(720) 278-2460

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of a Matter to a Vote of Security Holders.

On June 8, 2021, Rare Element Resources Ltd. (the “Company”) held its 2021 annual meeting of shareholders (the “Meeting”).  At the Meeting, three proposals were submitted to the shareholders for approval as set forth in the Company’s definitive information and proxy circular filed on April 27, 2021.  As of the record date (April 14, 2021), a total of 105,223,445 common shares of the Company were outstanding and entitled to vote.  In total, 73,308,480 common shares were present in person or represented by proxy at the Meeting, which represented approximately 69.67% of the shares outstanding and entitled to vote as of the record date.

The votes on the proposals were cast as set forth below:

1.Proposal No. 1 – Election of Directors.  The shareholders elected the entire slate of directors presented to the shareholders.  As a result, the Company’s board of directors consists of the seven persons elected at the Meeting.

Name	For	Withheld	Broker Non-Votes
Gerald W. Grandey	58,852,544	300,804	14,155,132
Barton S. Brundage	58,833,984	319,364	14,155,132
Kenneth J. Mushinski	58,852,974	300,374	14,155,132
David I. Roberts	58,804,194	349,154	14,155,132
Paul J. Schlauch	58,745,114	408,234	14,155,132
Randall J. Scott	58,831,405	321,943	14,155,132
Lowell A. Shonk	58,838,567	314,781	14,155,132

2.Proposal No. 2 – Ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.

For	Against	Abstain
72,848,103	163,001	297,376

3.Proposal No. 3 – Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officer.

For	Against	Abstain	Broker Non-Votes
58,232,258	668,384	252,706	14,155,132

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 9, 2021

RARE ELEMENT RESOURCES LTD.

By: /s/ Randall J. Scott

Name:Randall J. Scott

Title: President and Chief Executive Officer